UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2019

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10785 W. Twain Ave.,

Suite 210

Las Vegas, Nevada 89135

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2019, 12 ReTech Corp., a Nevada corporation (the “Corporation”), entered into a PIPE Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (“Investor”) pursuant to which Investor agreed to purchase up to $500,000 in the Corporation’s newly created Series D-2 Convertible Preferred Stock (the “Series D-2 Preferred”).

In Connection with the initial closing of the Purchase Agreement, the Corporation issued 103,500 shares of Series D-2 Preferred in exchange for $115,000 less $15,000 payable to counsel for Investor paid out of closing proceeds.

Additionally, on March 14, 2019, the Corporation and Investor entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”) whereby Investor exchanged its existing 284,175 shares of the Series D-1 Convertible Preferred Stock of the Corporation for 346,425 shares of newly issued Series D-2 Preferred. As further consideration for the Exchange Agreement, Investor agreed to waive any and all existing defaults and any further claim to rights related to the Series D-1 Convertible Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of the Corporation’s preferred stock on the closing is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission thereunder.

Item 5.03 Amendments to Articles of Incorporation.

The Articles of Incorporation of the Corporation give its Board of Directors the power to issue up to 50,000,000 shares of Preferred Stock, and to fix the rights, preferences and privileges of each class of preferred stock so created. No shareholder approval is required in connection with the creation of classes of preferred stock under this authority and the setting of the rights, preferences and privileges of such shares.

Pursuant to this authority the Board of Directors acted on March 12, 2019, to create a new series of preferred stock, entitled “Series D-2 Convertible Preferred Stock.” The total number of shares of Series D-2 Preferred the Corporation is authorized to issue is 2,500,000 shares with a par value of $0.0001 per share and a stated value of $2.00 per share (the “Stated Value”). A copy of said Certificate of Designation of Series D-2 Preferred is attached hereto as Exhibit 3.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series D-2 Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2019	12 RETECH CORPORATION

/s/ Angelo Ponzetta
	By:	Angelo Ponzetta
	Its:	Chief Executive Officer